Exhibit 99.1

NEWS RELEASE

CONTACT:
CreditRiskMonitor.com, Inc.
Jerry Flum, CEO
(845) 230-3030
info@creditriskmonitor.com

FOR IMMEDIATE RELEASE

CreditRiskMonitor Announces 1Q Results

VALLEY COTTAGE, NY—May 9, 2013—CreditRiskMonitor (OTCQX: CRMZ) reported that for the 3 months ended March 31, 2013 revenues increased 8% to $2.87 million compared to $2.65 million in last year’s first quarter.  Operating income for the quarter was $58,600, down from $83,000 in the prior year period. Cash and marketable securities increased $409,000 since 2012 year-end, to $8.56 million.

Jerry Flum, CEO, said, “We’re continuing to follow our long-term business strategy of investing in infrastructure and new data content to make our product more attractive, realizing that this strategy reduces our profitability in the short-term. We continue to be debt free, generating strong free cash flow after dividends.”

CREDITRISKMONITOR.COM, INC.
STATEMENTS OF OPERATIONS
FOR THE 3 MONTHS ENDED MARCH 31, 2013 AND 2012
(Unaudited)

	2013	2012

Operating revenues	$2,865,507	$2,645,255

Operating expenses:
Data and product costs	1,036,728	926,745
Selling, general and administrative expenses	1,734,728	1,597,360
Depreciation and amortization	35,436	38,141

Total operating expenses	2,806,892	2,562,246

Income from operations	58,615	83,009
Other income (expense), net	(6,361)	(2,811)

Income before income taxes	52,254	80,198
Provision for income taxes	(20,651)	(32,144)

Net income	$31,603	$48,054

Net income per common share of stock:
Basic	$0.00	$0.01
Diluted	$0.00	$0.01

Weighted average number of common shares outstanding:
Basic	7,946,462	7,939,165
Diluted	8,260,233	8,216,064

CREDITRISKMONITOR.COM, INC.
BALANCE SHEETS
MARCH 31, 2013 AND DECEMBER 31, 2012

	March 31,	Dec. 31,
	2013	2012
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$6,837,881	$6,422,458
Marketable securities	1,718,979	1,725,633
Accounts receivable, net of allowance	1,547,573	1,776,151
Other current assets	876,501	548,838

Total current assets	10,980,934	10,473,080

Property and equipment, net	235,376	260,438
Goodwill	1,954,460	1,954,460
Other assets	48,802	21,970

Total assets	$13,219,572	$12,709,948

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue	$7,509,898	$6,978,797
Accounts payable	64,667	44,097
Accrued expenses	1,048,005	1,161,498

Total current liabilities	8,622,570	8,184,392

Deferred taxes on income	591,355	591,355
Other liabilities	5,273	5,190

Total liabilities	9,219,198	8,780,937

Stockholders’ equity:
Preferred stock, $.01 par value; authorized 5,000,000 shares; none issued	-	-
Common stock, $.01 par value; authorized 25,000,000 shares; issued and outstanding 7,946,462 shares	79,464	79,464
Additional paid-in capital	28,835,256	28,795,496
Accumulated deficit	(24,914,346)	(24,945,949)

Total stockholders’ equity	4,000,374	3,929,011

Total liabilities and stockholders’ equity	$13,219,572	$12,709,948

Overview

CreditRiskMonitor (http://www.crmz.com) is an Internet-based publisher of financial risk analysis and news, designed to save time for busy corporate credit and procurement/supply-chain professionals and competes with Dun & Bradstreet. The service offers comprehensive commercial credit reports covering over 40,000 public companies worldwide. Over 30% of the Fortune 1,000 already use CreditRiskMonitor’s timely news alerts and reports that feature detailed analyses of financial statements, ratio analysis and trend reports, peer analyses, as well as the Company’s  proprietary FRISK® scores.

Safe Harbor Statement

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. More information about these risks, uncertainties and factors can be found in the “Risk Factors” of the Company’s Registration Statements or Securities and Exchange Commission Reports. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, a future event, or otherwise.